UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
May 28, 2009
Date of Report (Date of earliest event reported)
DIODES INCORPORATED
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	002-25577 (Commission File Number)	95-2039518 (I.R.S. Employer Identification No.)

15660 North Dallas Parkway, Suite 850 Dallas, TX (Address of principal executive offices)	75248 (Zip Code)
(972) 385-2810
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Item 7.01. Regulation FD Disclosure.
Item 8.01. Other Events.
Item 9.01. Financial Statements and Exhibits.
SIGNATURES
EX-99.1

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Change in Principal Financial Officer
On May 28, 2009, the Board of Directors of Diodes Incorporated (the “Company”) elected Richard D. White as the Chief Financial Officer, Secretary and Treasurer of the Company, replacing Carl C. Wertz who will remain with the Company in his new role as Vice President of Finance and Investor Relations.
Mr. White has served as Senior Vice President of Finance of the Company since 2006. Mr. White has 30 years of senior level finance experience, including 25 years at Texas Instruments Incorporated (“TI”), where he served as Vice President of Finance and Production Planning for MOS memory, Controller for TI’s Asia Pacific Division in Singapore, and held various other financial positions in the United States, France and Germany. From 1999 to 2005, he served as the Chief Financial Officer for Optisoft, Inc., and from 2005 to 2006, he served as a Partner for Tatum, LLC. Mr. White, a certified public accountant, holds a Bachelor’s degree in Electrical Engineering from Oklahoma State University and an MBA from the University of Michigan.
Adjustment to Executive Compensation
On May 28, 2009, the Compensation Committee of the Board of Directors of the Company, in connection with its annual review of the executive compensation, (i) determined that the 2009 base salaries of its named executive officers would remain unchanged from 2008 and (ii) granted stock option and restricted stock unit (“RSU”) to such named executive officers as follows:

Name and Position	Base Salary	Stock Options (1)	RSUs (1)
Dr. Keh-Shew Lu	$343,000	222,000	—
President and Chief Executive Officer

Joseph Liu	$248,000	40,000	9,000
Senior Vice President, Operations

Mark A. King	$215,000	45,000	9,000
Senior Vice President, Sales and Marketing

Richard D. White	$170,000	45,000	9,000
Chief Financial Officer, Secretary and Treasurer

Carl C. Wertz	$170,000	14,000	4,600
Vice President, Finance and Investor Relations

(1)	The stock options and RSUs were granted on May 28, 2009. Such options are first exercisable, and such RSUs will vest, in four equal annual installments, commencing on the first anniversary of the date of grant, May 28, 2010. The exercise price of the options is $15.05, the closing price of the Company’s common stock on May 28, 2009.
Adjustment to Board Compensation
On May 28, 2009, the Compensation Committee of the Board of Directors of the Company, in connection with its annual review of the Board compensation, determined that (i) the annual cash retainer for each non-employee director would remain unchanged from 2008 at $80,000; (ii) the additional annual cash retainer for the Chairman and all other members of the Audit Committee would remain unchanged from 2008 at $20,000 and $10,000, respectfully; and (iii) the annual awards of RSUs to the Chairman, the Vice Chairman and all other non-employee directors of the Board would be increased from their 2008 levels to 32,250, 22,050 and 6,450 shares, respectfully. There will be no other payments for any director activities, except for reimbursement for all costs incurred for attendance at Board of Directors’ meetings.

The compensation for each of the non-employee directors for 2009 would be as follows based on such amounts and current committee assignments:

	Retainer			RSUs (1)
		Audit
	Annual	Committee	Total	Annual
Raymond Soong	$80,000	—	$80,000	32,250
C.H. Chen	$80,000	—	$80,000	22,050
Michael R. Giordano	$80,000	$20,000	$100,000	6,450
John M. Stich	$80,000	$10,000	$90,000	6,450
Shing Mao	$80,000	—	$80,000	6,450
L.P.Hsu	$80,000	$10,000	$90,000	6,450
     The Board of Directors may modify such compensation for each directors in the future.

(1)	The RSUs were granted on May 28, 2009 and will vest in four equal annual installments, commencing on the first anniversary of the date of grant, May 28, 2010.
Item 7.01. Regulation FD Disclosure.
On May 28, 2009, the Company held its annual meeting of stockholders (the “Annual Meeting”). A copy of the presentation slides for the Annual Meeting is attached as Exhibit 99.1 to this Report.
The information in this Item 7.01, including Exhibit 99.1,will not be treated as filed for the purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section. This information will not be incorporated by reference into a filing under the Securities Act of 1933, or into another filing under the Exchange Act, unless that filing expressly refers to specific information in this Report. The furnishing of the information in this Item 7.01 is not intended to, and does not, constitute a representation that such furnishing is required by Regulation FD or that the information in this Item 7.01 is material information that is not otherwise publicly available.
In the presentation, the Company utilized financial measures and terms not calculated in accordance with generally accepted accounting principles in the United States (“GAAP”) in order to provide stockholders with an alternative method for assessing our operating results in a manner that enables stockholders to more thoroughly evaluate our current performance as compared to past performance. We also believe these non-GAAP measures provide stockholders with a more informed baseline for modeling the Company’s future financial performance. Our management uses these non-GAAP measures for the same purpose. We believe that our stockholders should have access to, and that we are obligated to provide, the same set of tools that we use in analyzing our results. These non-GAAP measures should be considered in addition to results prepared in accordance with GAAP, but should not be considered a substitute for or superior to GAAP results. See Exhibit 99.1 to the Company’s Form 8-K, filed on February 13, 2009 for definitions of the non-GAAP financial measures, together with an explanation of why management uses these measures and why management believes that these non-GAAP financial measures are useful to stockholders. In addition, in Exhibit 99.1 to the Company’s Form 8-K, filed on February 13, 2009, we have provided tables to reconcile the non-GAAP financial measures utilized to GAAP financial measures.
Cautionary Information Regarding Forward-Looking Statements
Except for the historical and factual information contained in the accompanying slides attached as exhibits to this Report, the matters set forth therein are forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are subject to risks and uncertainties that may cause actual results to differ materially, including, but are not limited to, such factors as Diodes’ business strategy; the introduction and market reception to new product announcements; fluctuations in product demand and supply; prospects for the global economy; continue introduction of new products; Diodes’ ability to maintain customer and vendor relationships; technological advancements; impact of competitive products and pricing; growth in targeted markets; successful integration of acquired companies and/or assets; Diodes’ ability to successfully make additional acquisitions; risks of domestic and foreign operations; uncertainties in the Auction Rate Securities market; currency exchange rates; availability of tax credits; UBS settlement may not provide us with the liquidity intended; our future guidance may be incorrect; we may not realize or maintain the anticipated cost savings; the global economic weakness may be more severe or last longer than we currently anticipated and other information detailed from time to time in Diodes’ filings with the United States Securities and Exchange Commission. You should not place undue reliance on these forward-looking statements, which speak only as of the date of the presentation slides. The Company undertakes no obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

Item 8.01. Other Events.
The Company submitted to a vote of its security holders at its Annual Meeting on May 28, 2009, the election of members of the Board of Directors. The directors were each elected to serve until the 2010 annual meeting or until their successors are elected and have qualified. The results of the tabulation for each nominee for director of the Company are as follows:

C.H. Chen, Director	For: 25,128,121 Withheld: 13,935,157

Michael R. Giordano, Director	For: 31,362,499 Withheld: 7,700,779

L.P.Hsu, Director	For: 36,752,543 Withheld: 2,310,735

Keh-Shew Lu, Director	For: 37,854,431 Withheld: 1,208,847

Shing Mao, Director	For: 36,359,035 Withheld: 2,704,243

Raymond Soong, Director	For: 31,577,758 Withheld: 7,485,520

John M. Stich, Director	For: 38,581,012 Withheld: 482,266
The Company also submitted to a vote of its security holders at its Annual Meeting on May 28, 2009, the approval of various proposed amendments of the 2001 Omnibus Equity Incentive Plan, including the extension of the term of the plan until May 28, 2019 and the increase by 5,000,000 in the number of shares of Common Stock which may be subject to awards granted thereunder. The result of the tabulation was 22,835,312 shares voted in favor of the proposal, 10,381,815 shares voted against, 1,402,480 shares abstained from voting on the proposal, and there were 4,443,671 broker non-votes with respect to the proposal.
In addition, the Company submitted to a vote of its security holders at its Annual Meeting on May 28, 2009, the appointment of Moss Adams LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2009. The result of the tabulation was 38,031,752 shares voted in favor of the proposal, 849,795 shares voted against, and 181,730 abstained from voting on the proposal. No broker non-votes with respect to this proposal were received.
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits

Exhibit
Number	Description
99.1	Presentation Slides for the Annual Meeting.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 2, 2009	DIODES INCORPORATED
	By	/s/ Richard D. White
RICHARD D. WHITE
Chief Financial Officer